UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 3, 2007

Nexxus Lighting, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23590	59-3046866
(Commission File Number)	(IRS Employer Identification No.)

9400-200 Southridge Park Court, Orlando, Florida	32819
(Address of Principal Executive Offices)	(Zip Code)

(407) 857-9900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 3, 2007, Nexxus Lighting, Inc., a Delaware corporation (“Nexxus Lighting”) entered into an agreement and plan of merger (the “Merger Agreement”) with Advanced Lighting Systems, Inc., a Minnesota corporation (“ALS”), Advanced Lighting Systems, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Nexxus Lighting (“Merger Sub”) and Paul Streitz, the sole shareholder of ALS, pursuant to which ALS would be merged with and into Merger Sub, with Merger Sub continuing as the surviving entity (the “Merger”). The consummation of the Merger is subject to certain closing contingencies, including the delivery by ALS of audited financial statements. Under the terms of the Merger Agreement, the sole shareholder of ALS would receive cash consideration of approximately $1.1 million, 260,000 shares of Nexxus Lighting’s common stock, and based upon certain future earn-out formulations, up to an aggregate of 425,000 additional shares of Nexxus Lighting’s common stock. Paul Streitz, the president and sole shareholder of ALS, is expected to remain as president of the new, wholly-owned Nexxus Lighting subsidiary.

Nexxus Lighting and ALS have made certain customary representations and warranties in the Merger Agreement to each other. Consummation of the Merger is subject to customary conditions, including the absence of any order prohibiting the closing. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party and (ii) material compliance of the other party with its covenants.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and Nexxus Lighting’s press release dated August 6, 2007, which are attached hereto as Exhibits 2.1 and 99.1, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of August 3, 2007, among Nexxus Lighting, Inc., Advanced Lighting Systems, LLC, Advanced Lighting Systems, Inc. and Paul Streitz

99.1	Press Release, dated August 6, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 7, 2007	NEXXUS LIGHTING, INC.

/s/ Michael A. Bauer
	Name:	Michael A. Bauer
	Title:	President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of August 3, 2007, among Nexxus Lighting, Inc., Advanced Lighting Systems, LLC, Advanced Lighting Systems, Inc. and Paul Streitz

99.1	Press Release, dated August 6, 2007

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